[LETTERHEAD OF SIMPSON THACHER & BARTLETT]



(212) 455-2000


                                                    November 20, 1998



POLAROID CORPORATION
549 Technology Square
Cambridge, Massachusetts  02139

Ladies and Gentlemen:

      We have acted as counsel to Polaroid Corporation, a Delaware corporation (the "Company"), in connection with (i) Post-Effective Amendment No. 1 ("Post-Effective Amendment No. 1") to the Registration Statement on Form S-3 (File No. 333-0791) (the "Prior Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to debt securities (the "Debt Securities") of the Company, of which an aggregate principal amount of $200,000,000 of Debt Securities (or the equivalent thereof in one or more foreign currencies or a composite of currencies) remain eligible to be issued and sold thereunder, and (ii) the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Act on the date hereof relating to Debt Securities of the Company in an aggregate principal amount of $300,000,000 (or the equivalent thereof in one or more foreign currencies or a composite of currencies). The Debt Securities will be issued under an Indenture (the "Indenture") dated as of January 9, 1997 by and between the Company and State Street Bank and Trust Company, as trustee (the "Trustee").


      We have examined the Prior Registration Statement, Post-Effective Amendment No. 1, the Registration Statement and the Indenture, which has been filed as an exhibit to the Prior Registration Statement and the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon originals or copies, certified or

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POLAROID CORPORATION                  -2-                     November 20, 1998




otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that prior to the issuance and sale of Debt Securities covered by the Prior Registration Statement and the Registration Statement: (i) a prospectus supplement (the "Prospectus Supplement") supplementing the prospectus (the "Prospectus") forming a part of the Prior Registration Statement and the Registration Statement will have been prepared and filed with the Commission describing the Debt Securities pursuant to Rule 424(b); (ii) the Debt Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner contemplated by the Prior Registration Statement, the Registration Statement and the Prospectus Supplement; and (iii) a definitive purchase, underwriting or similar agreement with respect to the Debt Securities will have been duly authorized and validly executed and delivered by each of the Company and the other parties thereto.

      Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, when (i) the Board of Directors of the Company have taken all necessary corporate action to approve the terms of the offering of such Debt Securities and related matters, and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, and upon payment of the consideration therefor provided for therein, such Debt Securities will be valid and legally binding obligations of the Company.

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POLAROID CORPORATION                  -3-                     November 20, 1998



      Our opinions set forth in the preceding paragraphs is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus.



                                                 Very truly yours,


                                                 /S/ SIMPSON THACHER & BARTLETT

                                                 SIMPSON THACHER & BARTLETT